                                 LEHMAN BROTHERS


KAREN CORRIGAN
Vice President
Office of the General Counsel


                                                        March 9, 2004




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Attn: Document Control-- EDGAR


Re: Form 8-A/Amendment No. 1: Medium-Term Notes, Series G, RANGERS(SM), 21.68% Risk AdjustiNG Equity Range Securities(SM) Due February 7, 2005, Performance Linked to Cray Inc. (CRAY) Common Stock

Ladies and Gentlemen:

     On behalf of Lehman Brothers Holdings Inc. (the "Registrant"), submitted herewith in electronic form for filing is a Form 8-A/A relating to the Registrant's Medium-Term Notes, Series G, RANGERS(SM), 21.68% Risk AdjustiNG Equity Range Securities(SM) Due February 7, 2005, Performance Linked to Cray Inc. (CRAY) Common Stock.

     The disclosure in the Form 8-A/A is identical to the disclosure in the initial Form 8-A that was filed on February 5, 2004, and the sole purpose of filing the Form 8-A/A attached hereto is to correct the Securities Act registration statement file number to which the initial Form 8-A relates. The Exhibits remain unchanged and are as filed with the initial Form 8-A.



                                                      Very truly yours,

                                                      /s/ Karen Corrigan



Attachment

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-A/A
                                [Amendment No. 1]

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          LEHMAN BROTHERS HOLDINGS INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                    (State of incorporation or organization)

                                   13-3216325
                        (IRS Employer Identification No.)

                               745 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10019
          (Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                                NAME OF EACH EXCHANGE ON WHICH EACH CLASS
TITLE OF EACH CLASS TO BE SO REGISTERED:        IS TO BE REGISTERED:
----------------------------------------        -----------------------------------------
Medium-Term Notes, Series G, RANGERS(SM),       The American Stock Exchange LLC
21.68% Risk AdjustiNG Equity Range
Securities(SM) Due February 7, 2005,
Performance Linked to Cray Inc. (CRAY)
Common Stock

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:

                                    333-60474
Securities to be Registered Pursuant to Section 12(g) of the Act:

                                      NONE

Item 1.     Description of Registrant's Securities to be Registered.
-------     --------------------------------------------------------

The Registrant hereby incorporates by reference the descriptions set forth under the captions "Description of the Notes," "Index Stock Information," and "Description of Debt Securities," on pages SS-10 to SS-18 and pages 8 to 16 of the Prospectus Supplement dated January 30, 2004, and accompanying Prospectus dated June 14, 2001, filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b)(5) under the Securities Act of 1933.


Item 2.     Exhibits.
-------     ---------

The securities described herein are to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on an exchange on which other securities of the Registrant are currently registered. In accordance with the instructions regarding exhibits to Form 8-A, the following exhibits are filed herewith or incorporated herein by reference:

1.01 Standard Multiple Series Indenture Provisions dated July 30, 1987 and as amended November 16, 1987 (incorporated by reference to
            Exhibit 4(a) to Post-Effective Amendment No. 1 to Registration Statement No. 33-16141, filed with the Commission on November 16,
            1987)

1.02 Indenture dated as of September 1, 1987 between the Registrant and Citibank, N.A., as Trustee ("Citibank") (incorporated by reference to Exhibit 4(b) to Post-Effective Amendment No. 1 to Registration Statement No. 33-16141, filed with the Commission on November 16,
            1987)

1.03 Supplemental Indenture dated as of November 25, 1987 between the Registrant and Citibank (incorporated by reference to Exhibit 4(m) to Registration Statement No. 33-25797, filed with the Commission on November 25, 1988)

1.04 Second Supplemental Indenture dated as of November 27, 1990 between the Registrant and Citibank (incorporated by reference to Exhibit 4(e) to Registration Statement No. 33-49062, filed with the Commission on June 30, 1992)

1.05 Third Supplemental Indenture dated as of September 13, 1991 between the Registrant and Citibank (incorporated by reference to Exhibit 4(f) to Registration Statement No. 33-46146, filed with the Commission on March 10, 1992)

1.06 Fourth Supplemental Indenture dated as of October 4, 1993 between the Registrant and Citibank (incorporated by reference to Exhibit 4(f) to Form 8-A, filed with the Commission on October 7, 1993)

1.07 Fifth Supplemental Indenture dated as of October 1, 1995 between the Registrant and Citibank (incorporated by reference to Exhibit 4(h) to Registration Statement No. 33-62085, filed with the Commission on August 24, 1995)

1.08 Sixth Supplemental Indenture dated as of June 26, 1997 between the Registrant and Citibank (incorporated by reference to Exhibit 4(h) to Registration Statement No. 33-38227, filed with the Commission on October 17, 1997)

1.09 Form of Global Security representing the Registrant's Medium-Term Notes, Series G, RANGERS(SM), Risk AdjustiNG Equity Range Securities(SM), Performance Linked to the Value of a Common Stock (filed herewith)

1.10 Form of Calculation Agency Agreement between the Registrant and Lehman Brothers Inc., as calculation agent, relating to the Registrant's Medium-Term Notes, Series G, RANGERS(SM), Risk AdjustiNG Equity Range Securities(SM), Performance Linked to the Value of a Common Stock (filed herewith)

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Exchange Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          LEHMAN BROTHERS HOLDINGS INC.



                                          By:     /s/ Karen Corrigan
                                              ----------------------------------
                                                  Karen Corrigan
                                                  Vice President


Date: March 9, 2004

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.       Exhibit
-----------       -------

1.09 Form of Global Security representing the Registrant's Medium-Term Notes, Series G, RANGERS(SM), Risk AdjustiNG Equity Range Securities(SM), Performance Linked to the Value of a Common Stock

1.10 Form of Calculation Agency Agreement between the Registrant and Lehman Brothers Inc., as calculation agent, relating to the Registrant's Medium-Term Notes, Series G, RANGERS(SM), Risk AdjustiNG Equity Range Securities(SM), Performance Linked to the Value of a Common Stock